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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 17, 1999, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter International Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSE COOPERS LLP
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
January 26, 2000